UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2026

XAI Floating Rate & Alternative Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Interim Investment Sub-Advisory Agreement

On July 30, 2026, XAI Floating Rate & Alternative Income Trust (NYSE: XFLT) (the “Trust”) convened a special meeting of shareholders (the “Special Meeting”) to approve a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) among the Trust, XA Investments, LLC (the “Adviser”) and Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”). The Special Meeting has been adjourned to August 6, 2026, in order to continue to solicit additional proxies to approve the New Sub-Advisory Agreement.

The Trust has entered into an interim investment sub-advisory agreement (the “Interim Sub-Advisory Agreement”) among the Trust, the Adviser and the King Street Sub-Adviser, dated as of July 30, 2026. The Interim Sub-Advisory Agreement was entered into upon the termination of the Trust’s previous investment sub-advisory agreement (the “Previous Sub-Advisory Agreement”) with Octagon Credit Investors, LLC (the “Previous Sub-Adviser”), effective July 30, 2026.

The King Street Sub-Adviser is a newly formed, wholly owned registered investment adviser subsidiary of King Street Capital Management, L.P. (“King Street”). King Street is a leading global alternative asset manager founded in 1995 that manages assets across an institutional platform spanning multiple segments of the public and private markets. As of December 31, 2025, King Street and its affiliates had $30.0 billion in assets under management. King Street manages 20 U.S. CLOs and nine European CLOs, which total $12 billion in assets. The King Street Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940. The King Street Sub-Adviser is a Delaware limited liability company. The principal business address of King Street and the King Street Sub-Adviser is 299 Park Avenue, 40th Floor, New York, NY 10171.

The Trust’s current investment adviser, its investment objective and principal investment policies and advisory fee rate will remain unchanged. Under the Interim Sub-Advisory Agreement, the King Street Sub-Adviser will provide investment advisory services to the Trust under terms that are substantially similar in all respects to those provided by the Previous Sub-Adviser under the Previous Sub-Advisory Agreement.

The Trust will continue to pay to the Adviser an investment advisory fee, payable monthly in arrears, in an annual amount equal to 1.70% of the Trust’s average daily Managed Assets. “Managed Assets” means the total assets of the Trust, including assets attributable to the Trust’s use of leverage and preferred shares, minus the sum of its accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

Pursuant to the Interim Sub-Advisory Agreement, the King Street Sub-Adviser will receive, as full compensation for all services rendered by the King Street Sub-Adviser as sub-adviser to the Trust, a sub-advisory fee, payable monthly in arrears, in an amount equal to 52% of the advisory fee payable by the Trust to the Adviser (before giving effect to any fees waived or expenses reimbursed by the Adviser).

Subject to approval by the Board of Trustees of the Trust, including a majority of the trustees who are not “interested persons” (as defined in the Investment Company Act of 1940 (the “1940 Act”)) of the Trust, the Adviser or the King Street Sub-Adviser, the Trust may reimburse the King Street Sub-Adviser for certain reasonable expenses incurred in connection with the day-to-day management of the Trust. These expenses are expected to include the Trust’s allocable share of portfolio management and trading systems, research and analytic tools (including modeling software), diligence-related expenses, and out-of-pocket travel costs incurred in connection with managing the Trust. Expenses related to the King Street Sub-Adviser’s general overhead or corporate operations will not be reimbursable.

The Interim Sub-Advisory Agreement will terminate upon the earlier of the 150th day following its effectiveness or the effectiveness of the New Sub-Advisory Agreement upon approval by shareholders. The Interim Sub-Advisory Agreement may be terminated (i) by the Trust or the Adviser at any time, without the payment of any penalty, upon giving the King Street Sub-Adviser 60 days’ written notice, or (ii) by the King Street Sub-Adviser on 60 days’ written notice to the Trust and the Adviser. The Interim Sub-Advisory Agreement will also immediately terminate in the event of its assignment, as defined in the 1940 Act. The Interim Sub-Advisory Agreement also terminates upon the termination of the Trust’s investment advisory agreement with the Adviser.

Expense Reimbursement Limitation Agreement

In connection with the Interim Sub-Advisory Agreement, the Trust also entered into a Sub-Adviser Expense Reimbursement Limitation Agreement (the “Reimbursement Limitation Agreement”) among the Trust, the Adviser and the King Street Sub-Adviser. Pursuant to the Reimbursement Limitation Agreement, reimbursable expenses will be capped at 0.07% per annum of the Trust’s average daily net assets. Notwithstanding the foregoing, no reimbursement of expenses will be made for any period during which the Trust is subject to an operating expense limitation or expense reimbursement arrangement with the Adviser and/or the King Street Sub-Adviser, if such reimbursement would cause the Trust’s operating expenses to exceed the applicable operating expense limitation or expense reimbursement amount in effect at the time of reimbursement. Eligible expenses incurred by the King Street Sub-Adviser during such period may be reimbursed during a period of up to three years after they are incurred, provided that such reimbursement does not cause the Trust’s operating expenses to exceed the applicable operating expense limitation or expense reimbursement amount in effect at the time such expenses were incurred or at the time of reimbursement.

The foregoing descriptions of the Interim Sub-Advisory Agreement and the Reimbursement Limitation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Interim Sub-Advisory Agreement and the Reimbursement Limitation Agreement filed with this report as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Portfolio Management

Upon the Trust’s entry into the Interim Sub-Advisory Agreement, Mr. Young Choi became the lead portfolio manager of the Trust, and Mr. Terry Ing became a portfolio manager of the Trust.

Mr. Choi is a Partner, Global Investment Committee member, and Global Head of Trading of King Street and the Portfolio Manager of Rockford Tower Capital Management and King Street’s Opportunistic Credit Strategy. He is based in New York and is a member of King Street’s Management Committee, U.S. and European CLO Investment Committees, Risk Committee and Pricing Committee.

Prior to joining King Street in 2006, Mr. Choi worked at Citadel Investment Group as a Credit Analyst in the Distressed/High Yield Group and was Portfolio Manager of the firm’s $2 billion U.S. leveraged loan and CLO portfolio. Prior to that, Mr. Choi consulted at Bain & Co. Mr. Choi received a B.A. summa cum laude in Economics and a B.S.E. in Electrical Engineering from Duke University.

Mr. Choi will be supported by a team of professionals, including Terry Ing.

Mr. Ing is a Partner and Head of U.S. Research of King Street and the Portfolio Manager for Rockford Tower Capital Management’s long-only credit SMA platform. Terry splits his time between the Menlo Park and New York offices. He is a member of King Street’s Management Committee, Conflicts Committee and Responsible Investment Committee. Prior to joining King Street in 2024, Mr. Ing worked at KKR as a Portfolio Manager and Head of their U.S. Leveraged Credit Research and was a member of the Leverage Credit Investment Committee. Before joining KKR, he was an Executive Vice President and Portfolio Manager at PIMCO, where he focused on the credit hedge fund. Mr. Ing was an adjunct professor at Pepperdine University’s Graziadio Business School and serves on the Board of Directors of the Roberts Impact Investing Fund in association with REDF, a non-profit certified Community Development Financial Institution (CDFI). Mr. Ing received a B.S. in Business Administration from the University of Southern California and an M.A. in Mathematics of Finance from Columbia University.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Interim Investment Sub-Advisory Agreement among the Trust, XA Investments, LLC and Rockford Tower Asset Management, L.L.C.
10.2	Sub-Adviser Expense Reimbursement Limitation Agreement among the Trust, XA Investments, LLC and Rockford Tower Asset Management, L.L.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI FLOATING RATE & ALTERNATIVE INCOME TRUST

Date: July 30, 2026	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer